                                            Exhibit 10.6

INDEPENDENT CONTRACTOR AGREEMENT

This Independent Contractor Agreement ("Agreement") is made by and between Vertiv Group Corporation, a Delaware corporation with an office located at 1050 Dearborn Drive, Columbus, OH 43085 ("Vertiv") and Robert Johnson, with a business address at 1050 Dearborn Drive, Columbus, OH 43085 ("Contractor"), and is effective as of January 1, 2023 (“Effective Date”).

Vertiv desires to engage Contractor as an independent contractor, and not as an employee, to perform and deliver certain services on the terms and conditions set forth herein.

NOW, THEREFORE, the parties agree as follows:

1. Scope of Services
1.1 Duties. Contractor shall perform for and deliver to Vertiv the services described in Exhibit A, which is incorporated herein by reference for all purposes, as it may be modified by Vertiv and Contractor from time to time (the "Services"). Contractor initially shall report to the Vertiv employee set forth on Exhibit A in connection with the performance and delivery of the Services (the "Project Manager"). The Project Manager may be changed upon written notice given by Vertiv to Contractor. In connection with his services, Vertiv shall use reasonable efforts not to provide Contractor with any material non-public information regarding Vertiv.
1.2 Performance/Delivery. Contractor shall use reasonable commercial efforts to perform the Services in accordance with the timetable and milestones set forth on Exhibit A, as may be modified by Vertiv and Contractor from time to time. Contractor agrees, while working on Vertiv's premises, to observe Vertiv's rules and policies relating to security of, access to or use of Vertiv's premises or any of Vertiv's properties, including Confidential Information (as that term is defined below). All Services are to be performed to the satisfaction of the Project Manager.
1.3 Personal Agreement. This Agreement is personal between Vertiv and Contractor, and Vertiv is relying on Contractor's expertise in performing the Services. Contractor may not assign, delegate or subcontract any of the Services without the prior written consent of Vertiv.
1.4 Independent Contractor. The parties agree that Contractor is an independent contractor in the performance of the Services and is not an employee of Vertiv. Vertiv shall take no deductions from any compensation paid to Contractor for taxes or related payroll deductions, and Contractor agrees to file all such forms and pay all such taxes as may be required by virtue of Contractor's status as an independent contractor. Vertiv shall carry no worker’s compensation, health, accident or disability insurance to cover Contractor or its personnel. CONTRACTOR AGREES TO DEFEND, INDEMNIFY AND HOLD VERTIV, ITS AFFILIATED ENTITIES, SUCCESSORS AND ASSIGNEES AND THEIR RESPECTIVE PARTNERS, SHAREHOLDERS, OFFICERS, DIRECTORS, MANAGERS AND EMPLOYEES HARMLESS FROM ANY FAILURE BY CONTRACTOR TO FILE SUCH FORMS OR PAY SUCH TAXES. Nothing herein shall imply a partnership, joint venture or principal and agent relationship between the parties. Neither party shall have any right, power or authority to create any obligation, express or implied, on behalf of the other. All persons furnished by Contractor for Contractor’s performance of Services under this Agreement shall be solely Contractor’s employees or agents, and shall not be deemed to be employees of Vertiv for any reason whatsoever. Contractor will retain full control over the manner in which it performs the Services and full control over the employment, direction, compensation and discharge of all persons assisting it in performing the Services. Contractor’s obligations under this Agreement shall be binding upon anyone assigned by Contractor to perform Services for Vertiv and Contractor shall be responsible for informing those persons of such obligations and ensuring their compliance. Subject to the terms hereof and any other contract or agreement between the parties hereto, Contractor may provide services to other persons or entities.
1.5 Benefits Waiver. Contractor and its employees or agents will not be entitled to worker’s compensation, retirement, insurance or other benefits afforded to employees of Vertiv.

2. Term and Termination.
2.1 Term. This Agreement shall commence on the date and year first above written and shall continue for a period of five (5) years unless earlier terminated upon the mutual agreement of the parties (such period referred to herein as the “Term”).
2.2 Termination for Breach. If either party defaults in the performance of any material provision of this Agreement, the non-defaulting party may terminate this Agreement upon notice thereof.
2.3 Return of Materials; Cooperation. Upon expiration or termination of this Agreement, Contractor shall promptly return to Vertiv (i) all records, materials, equipment, drawings and documents which are owned, leased or licensed to Vertiv; and (ii) any data of any nature pertaining to or incorporating any Confidential Information of Vertiv, including copies thereof, regardless of when obtained by or made available to Contractor. Additionally, at Vertiv’s request and on a time-and-materials basis, Contractor shall prepare and submit such documentation as may be necessary to evidence the results of the Services and the progress of Contractor in the performance of the Services.
2.4 Payment to Contractor. In the event of early termination of this Agreement, and conditioned upon return of all Vertiv Confidential Information (as defined below), work product and property, Vertiv shall pay Contractor its accrued but unpaid compensation for Services rendered through the time of termination and shall reimburse Contractor for expenses properly incurred and documented in accordance with the provisions of Section 3.2. Vertiv may withhold a reasonable amount to compensate it for any estimated damages in the event Vertiv terminates this Agreement as a consequence of Contractor's breach of this Agreement or if Contractor fails to comply with Contractor's obligations under Sections 2.3, 4.3 or 4.4 after termination of this Agreement.
2.6 Survival. The expiration or termination of this Agreement for any reason shall not terminate the obligations or liabilities of the parties under Sections 3, 4, 5, 6, 7, 8 and the applicable portions under this Section 2, each of which shall survive any such expiration or termination.

3. Compensation
3.1 Compensation. In consideration of the Services, Vertiv agrees to pay Contractor as set forth in the applicable Statement of Work, attached hereto as Exhibit A. Vertiv will pay Contractor without invoicing for the base fee; provided, that Contractor will invoice Vertiv on a monthly basis for any payments not made by Vertiv, and Vertiv’s payment terms shall be Net 90 days from receipt date of a correct and fully-documented invoice.

3.2 Expense Reimbursement. Vertiv shall reimburse Contractor for reasonable expenses incurred in connection with the performance of the Services solely to the extent such expenses are pre-approved in writing by Vertiv. Invoices for reimbursable expenses shall be submitted to the Project Manager for approval, together with all supporting documentation reasonably required by Vertiv, and Vertiv shall pay such invoices within thirty (30) days following such approval.

4. Confidentiality; Work Product
4.1 Confidentiality. Contractor agrees to keep confidential and not to disclose or make any unauthorized use of any trade secrets, confidential information, knowledge, data or other information of Vertiv relating to products, processes, software, know-how, designs, formulas, test data, customer lists, financial or business data, marketing plans and strategies, pricing strategies or other subject matter pertaining to any business of Vertiv or any of Vertiv's clients, customers, suppliers, Contractors, licensees or affiliates (collectively referred to herein as "Confidential Information"), which Contractor may have produced, obtained, learned or otherwise acquired during the course of rendering services to Vertiv (including, but not limited to, the Services). Contractor's duty to maintain such Confidential Information in confidence hereunder shall survive the termination of this Agreement for a period of three (3) years, except to the extent that any such Confidential Information becomes generally known in the industry through no direct or indirect fault of Contractor. Contractor agrees that such Confidential Information will be used for no purpose other than for Services provided to Vertiv under this Agreement. Upon completion of the Services or the request of Vertiv, whichever is earlier, such Confidential Information will be returned to Vertiv.
4.2 Other Obligations. Contractor acknowledges that Vertiv from time to time may have agreements with third parties which impose obligations or restrictions on Vertiv regarding inventions or creative works made during the course of work thereunder or regarding the confidential nature of such work. Contractor agrees to be bound by all such obligations and restrictions of which Contractor is informed and to take all action necessary to discharge the obligations of Vertiv thereunder upon notice of same from Vertiv.
4.3 Work Product. Contractor acknowledges that any work product generated by Contractor, whether or not patentable, or subject to copyright or trademark or trade secret protection, conceived, developed, produced or deliverable by Contractor, whether alone or jointly with others, in connection with or pursuant to the Contractor’s performance under this Agreement is the sole and exclusive property of Vertiv. Contractor hereby assigns and agrees to assign all of its respective rights, title and interest in such work product, including without limitation all patents and patent applications, all trademarks and service marks and all applications for registration of the same, and, upon being reduced to a tangible form, all copyrights therein, to Vertiv. Each copyrightable element of the Services created in connection with the performance of Contractor’s obligations under this Agreement shall be a “work made for hire” for purposes of U.S. copyright laws. Vertiv shall own all data by, from or about Vertiv and its customers that is received or obtained by Contractor in connection with its performance under this Agreement, including without limitation, all data about the use of the Services by Vertiv and its customers. Contractor agrees to execute such documents of assignment or take such other action as Vertiv may reasonably request to evidence, perfect or effect the transfer, recordation or protection of such work product. Contractor agrees that such work product will be used for no purpose other than for Services provided to Vertiv under this Agreement. Upon completion of the Services or the request of Vertiv, whichever is earlier, such work product will be returned to Vertiv.
4.4 Indemnity for Use of Existing Programs. If, in the performance of Services, Contractor incorporates elements from existing programs, whether prepackaged, off-the-shelf, proprietary or otherwise, Contractor is responsible for obtaining at its own expense any and all releases or royalty fees, nonexclusive and irrevocable licenses to Vertiv and affiliated entities of Vertiv necessary to utilize the material in such fashion and will provide written assurance to Vertiv that such releases and permission has been obtained.

5. Contractor Warranties; Conflict of Interest
5.1 Contractor represents and warrants to Vertiv as follows: (a) Contractor has the expertise, experience and knowledge to perform and deliver the Services; (b) Contractor will use reasonable commercial efforts to perform and deliver the Services in a diligent and timely manner; (c) Contractor is not a party to any agreement which prohibits, and is not otherwise prohibited from, performing and delivering the Services; (d) any work product prepared by Contractor as a consequence of the Services will not misappropriate or infringe the intellectual property rights of third parties; (e) Contractor will perform and deliver the Services in accordance with Exhibit A; and (f) Contractor will perform and deliver the Services in accordance with all applicable laws, ordinances, requirements, directions, rules, statutes, regulations or lawful orders of any governmental authority or agency.
5.2 Contractor further represents and warrants to Vertiv as follows: (i) it has no conflict of interest with respect to the Services to be performed for Vertiv under this Agreement; (ii) it has not entered into any contract or agreement, or executed any document whatsoever, with any other person, firm, association, corporation or educational institution that will in any manner prevent it from: (a) giving Vertiv the exclusive benefit of services under this Agreement; (b) disclosing and assigning ideas, inventions, computer software, trade secrets, and other intellectual property exclusively to Vertiv hereunder; and (c) performing any other provision of this Agreement; (iii) it will not enter into any such contract or agreement, or execute any such document, which will create a conflict of interest or which will prevent it from freely performing any of the provisions of this Agreement; and (iv) it will not knowingly incorporate confidential information of any person or entity not a party to this Agreement into any materials furnished to Vertiv hereunder without prior written notice to Vertiv.
5.3 Contractor shall not, directly or indirectly, in the name of, on behalf of, or for the benefit of Vertiv offer, promise or authorize to pay any compensation, or give anything of value, to any official, agent or employee of any government or governmental agency, or to any political party or officer, employee, or agent thereof, or any candidate for political office. Contractor shall require each of its directors, officers, employees and agents to comply with the provisions of this Section 5.3. Any breach of this section shall entitle Vertiv to terminate this Agreement effective immediately upon notice to Contractor.

6. Permits
Contractor shall acquire and maintain in good standing, and at its sole expense, all permits, licenses and other entitlements required of it by law in the performance of Services under this Agreement.

7. INDEMNIFICATION AND LIMITATION OF LIABILITY
7.1 CONTRACTOR AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS VERTIV, AND VERTIV’S PARENT, AFFILIATES, DIVISIONS, SUCCESSORS AND ASSIGNEES AND THEIR RESPECTIVE PARTNERS, SHAREHOLDERS, OFFICERS, DIRECTORS, MANAGERS, EMPLOYEES, AGENTS AND INVITEES (REFERRED TO COLLECTIVELY AS THE “INDEMNIFIED PARTY”) AND EACH OF THEM FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, SUITS, ACTIONS, LIABILITIES, AND/OR ACTIONS ASSERTED BY ANY PERSON, INDIVIDUALLY OR THROUGH ANY REPRESENTATIVE, INCLUDING ALL COSTS, ATTORNEY FEES, SETTLEMENT FUNDS, DAMAGES OR EXPENSES RESULTING OR ALLEGEDLY RESULTING OR ARISING FROM (I)ANY BREACH OF THIS AGREEMENT BY CONTRACTOR, (II) ANY ACTUAL OR ALLEGED VIOLATION BY CONTRACTOR, OR CONTRACTOR'S EMPLOYEES, CONTRACTORS OR AGENTS, OF ANY PATENT, INTELLECTUAL PROPERTY RIGHTS OR LICENSES RELATING TO THE EQUIPMENT SUPPLIED OR SERVICES PERFORMED BY CONTRACTOR, AND (III) ANY CLAIM BROUGHT AGAINST VERTIV ARISING OUT OF THE DELIVERY AND PROVISION OF SERVICES BY CONTRACTOR OR CONTRACTOR’S EMPLOYEES, CONTACTORS, AGENTS OR THIRD PARTIES, INCLUDING WITHOUT LIMITATION ANY AND ALL ACTUAL OR ALLEGED INJURIES OR DEATH OF ANY PERSON OR DAMAGE TO ANY PROPERTY (THE “INDEMNIFIED LIABILITIES”).
7.2 NEITHER PARTY SHALL BE LIABLE TO THE OTHER OR ANY OTHER PERSON FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES WHATSOEVER (INCLUDING WITHOUT LIMITATION, ANY DAMAGES CLAIMED FOR LOSS OF INCOME, REVENUE, OR PROFITS OR FOR LOSS OF GOODWILL) ARISING FROM OR RELATED TO SERVICES PROVIDED PURSUANT TO THIS AGREEMENT.

8. Restrictive Covenants
8.1Non-disparagement. Contractor agrees not to engage in any conduct that is injurious to the reputation or interests of Vertiv, or any of their officers, directors, employees, or agents, including but not limited to publicly disparaging (or inducing or encouraging others to publicly disparage) Vertiv, or any of their officers, directors, employees, or agents. For purposes of this Agreement, the term “disparage” includes without limitation making any comments, written or oral, or statements to any third party, the press, or other media regarding Vertiv, or any of its officers, directors, employees, or agents; any individual or entity with whom Vertiv has a business relationship; or any other third party that could adversely affect in any manner (a) the conduct of Vertiv’s business or the business reputation of Vertiv or any director, officer, employee, or agent thereof, or (b) the personal reputation of any director, officer, employee, or agent of Vertiv.
8.2Non-Competition and Non-Solicitation. Contractor acknowledges that, as a result of the historical relationship with Vertiv, if Contractor were to work for a competitor during or upon the termination of this relationship for any reason, such action could cause irreparable harm for which Vertiv could not adequately be compensated by damages in an action at law. As such, Contractor agrees that the following covenants and restrictions are reasonable and necessary to protect Vertiv’s legitimate interests including, but not limited to, the preservation of Confidential Information:
(a)Restrictions on Competing Against Vertiv. Contractor agrees that during the Term and for a period of twelve (12) months from the end of the Term, Contractor will not, directly or indirectly, own, manage, operate, join, control, be employed by or with, or participate in any manner with an individual (including Contractor), corporation, limited liability company, partnership, joint venture, association, or other entity, regardless of form, that is directly engaged in whole or in relevant part in any business or enterprise that is the same as, or substantially the same as, the Business of Vertiv, or that is taking material steps to engage in such business (a “Competing Business”) that competes with any one or more of the businesses within Vertiv (each a “Business Unit”) for which Contractor performed work, or for which Contractor had access to Confidential Information, during the term of this Agreement anywhere in the geographic territory in which any Business Unit of Vertiv operates and competes for business if, in the two (2) year period preceding the effective date of this Agreement, Contractor: (1) performed work for the Business Unit; (2) had responsibility over the Business Unit; (3) had access to Confidential Information of the Business Unit; or (4) had Business Contact with Customers or Prospective Customers of the Business Unit (the “Restricted Territory”) where: (1) doing so will require Contractor to provide the same or substantially similar services to any such Competing Business as those which Contractor provided to Vertiv during the last two (2) years prior to the end of the Term; (2) the role would involve the use, potential use or inevitable disclosure of Vertiv’s Confidential Information; or (3) the role would involve contact with individuals, companies, or other entities for whom Vertiv has provided or does provide products or services in connection with the Business of Vertiv during the Term or in the one (1) year period prior to the effective date of this Agreement (“Customers”) or individuals, companies, or other entities whom Vertiv has provided written proposals concerning the Business of Vertiv during the Term or in the one (1) year period prior to the effective date of this Agreement (“Prospective Customers”) with which Contractor had business contact. In accordance with Opinion 2020-01 of the Ohio Board of Professional Conduct, this provision is not intended to and does not restrict Contractor’s right to practice law.
To the extent that these provisions conflict with any other agreement signed by Contractor relating to competition or solicitation, the provisions that are most protective of Vertiv’s interests, and the interests of any of its subsidiaries or affiliates’, shall govern.
(b)Restrictions on Interfering with Employment Relationships with Vertiv. Contractor agrees that during the Term and for a period of twelve (12) months from the end of the Term, Contractor will not, either directly or indirectly, solicit, call upon, or take away any employee of Vertiv, nor will Contractor attempt to or assist anyone else to hire, solicit, call upon, or take away any employee of Vertiv, nor will Contractor seek to persuade or assist anyone else to persuade any such employee to discontinue employment with Vertiv. For purposes of this provision, “employee” shall mean any employees or officers who were employed by Vertiv at any point during the Term, or within the one (1) year period prior to the effective date of this Agreement.

(c)Non-Solicitation of Customers and Prospective Customers. Contractor agree that during the Term and for a period of twelve (12) months from end of the Term, Contractor will not, either directly or indirectly, solicit, divert, or appropriate, or attempt to solicit, divert or appropriate, any Customer or Prospective Customer with whom Contractor has had Business Contact during the Term, or about whom Contractor has any Confidential Information, for the purpose of providing services that are the same as or substantially similar to those provided in the Business of Vertiv.
(d)Non-Interference of Vendors and Suppliers. Contractor agrees that during the Term and following the end of Term, Contractor will not directly or indirectly interfere with Vertiv’s relationships with its vendors and suppliers in any manner that is prohibited by contract or law.

9. Notices
9.1 All notices hereunder must be in writing and shall be deemed validly given when delivered by hand, by nationally recognized overnight express delivery service or by First Class United States mail, certified, return receipt requested, addressed as follows:

To Vertiv:         Vertiv Group Corporation
1050 Dearborn Drive
Columbus, OH 43085
Attn: Legal Department

To Contractor:         Personal email provided to the Legal Department

Any notice or other communication mailed as herein provided shall be deemed effectively given (a) on the date of delivery, if delivered by recognized, professional courier or (b) on the date received, if sent by overnight express delivery or if sent by U.S. mail. The parties may substitute recipient's names and addresses by giving at least 10 days’ notice as provided hereunder. Rejection or refusal to accept delivery of any notice, or the inability to deliver any notice because of a changed address of which no notice was given, shall be deemed to be receipt of any such notice.

10. Miscellaneous
10.1 Successors and Assigns. The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by, Vertiv's successors and assigns. The rights and obligations of Contractor under this Agreement may only be assigned with the prior written consent of Vertiv.
10.2 Governing Law. This Agreement shall be governed by the laws of the State of Ohio and any action to enforce the provisions of this Agreement shall be brought in a court of competent jurisdiction in Franklin County, Ohio.
10.3 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall continue in full force and effect.

10.4 Expenses. Except as provided in Section 3.2, each party hereto shall pay such party's own expenses incurred (including, without limitation, the fees of counsel) on such party's behalf in connection with this Agreement or any transactions contemplated by this Agreement.
10.5 Waivers. No waiver of any provision of this Agreement shall be effective, except pursuant to a written instrument signed by the party waiving compliance, and any such waiver shall be effective only in the specific instance and for the specific purpose stated in such writing.
10.6 Force Majeure. Neither party shall be liable for its failure to perform under this Agreement (a) to the extent the non-performance is caused by events or conditions beyond that party’s control, and (b) provided that party gives prompt notice to the other party and makes all reasonable efforts to perform.
10.7 Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto, and supersedes all prior or contemporaneous written or oral communications or agreements between Vertiv and Contractor, regarding the subject matter hereof. This Agreement may only be amended by a signed, written agreement between Vertiv and Contractor.
10.8 Counterparts. This Agreement may be executed in two counterparts each of which shall be an original and together which shall constitute one and the same instrument.
10.9 Acknowledgment. Contractor acknowledges that it has fully read and understands this Agreement, has had an opportunity to consult with its counsel regarding this Agreement, and, intending to be legally bound hereby, has freely and voluntarily executed this Agreement.
10.10 Headings. The section headings and subheading used herein are for ease of reference only and are not to be considered in the construction of this Agreement.
10.11 No Presumption Against Drafter. The parties agree that, despite any legal presumption or common law doctrine to the contrary, this Agreement shall not be construed against the drafter as both parties have had the opportunity to participate in the negotiation and drafting of the terms and conditions and preparation of this Agreement.
10.12 Authority. The signatories below represent and warrant that they have read this Agreement, that they are fully authorized in the capacity shown, that they understand the terms of the Agreement and that they are executing the Agreement voluntarily, upon their best judgment and solely for the consideration described in this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.

VERTIV GROUP CORPORATION                ROBERT JOHNSON

By: /s/ David Fallon                        /s/ Robert Johnson
Name:     David Fallon
Title:     VP, CFO, and Treasurer
Date:     October 2, 2022                        Date:     October 2, 2022
[Signature Page – Independent Contractor Agreement]

Exhibit A
A.Project Description

Services will include normal transition services, advisory and management coaching services, assistance and cooperation with litigation matters, customer relations, technical advisor services and consultation upon matters within the unique knowledge of Contractor.
.

B.List of Deliverables
1)Market and business reports (as requested by Vertiv)
2)Advisory service update reports (as requested by Vertiv)

C.Performance of Services - Schedule
Services Start Date: January 1, 2023
Schedule: Ten days per year (80 hours per year)
Estimated Duration of Project: Up to 60 months

D.Accessing Company's Systems
None. Vertiv shall use reasonable efforts not to provide Contractor with any material non-public information regarding Vertiv.

E.Key Contact
Chief Executive Officer – Giordano Albertazzi
F.Project Fees and Payment
Payment of all fees shall be made pursuant to the terms of Section 3 of the Agreement.
Fees will be paid on a monthly basis at a rate of $1,666.67 per month, regardless of the number of hours worked, plus reasonable travel expenses as pre-approved by Vertiv.
Total Cost: In no event will the total cost of all Services invoiced to Vertiv exceed $20,000 per annum.